Exhibit 10.6
Execution Copy
AMENDMENT NO. 3
     This Amendment No. 3 dated as of April 4, 2008 (“Amendment”) is among Callon Petroleum Company, a Delaware corporation (“Borrower”), the Lenders, and Union Bank of California, N.A., as administrative agent (“Administrative Agent”).
INTRODUCTION
     A. The Borrower, the Lenders, and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of August 30, 2006, as amended by Amendment No. 1 dated as of April 18, 2007 and Amendment No. 2 dated as of December 31, 2007 (“Credit Agreement”).
     B. The Borrower has requested and the Majority Lenders have agreed to make certain amendments to the Credit Agreement.
     THEREFORE, the Borrower, the Majority Lenders and the Administrative Agent hereby agree as follows:
     Section 1. Definitions. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Amendments.
     (a) Section 1.02 of the Credit Agreement is hereby amended as follows:
          (i) The definitions of the terms “Entrada Entity” and “Permitted Entrada Transaction” are hereby amended and restated, in their respective entireties, to read as follows:
“Entrada Entity” means Callon Entrada Company, a Delaware corporation.
“Permitted Entrada Transaction” means (i) the sale, conveyance and assignment by the Borrower or any of its Subsidiaries of a portion of the Entrada Assets to CIECO in accordance with the terms of the CIECO PSA and the other CIECO PSA Documents, (ii) the contribution by the Borrower and/or CPOC of all or any portion of its remaining ownership interests in the Entrada Assets to the Entrada Entity, which contribution may occur either prior to, contemporaneously with or after the sale, conveyance and assignment contemplated in the immediately preceding clause (i), which Entrada Entity and/or its assets may be managed or operated under one or more management services agreements, contract operating agreements or similar agreements with the Borrower or any of its Subsidiaries, including, without limitation, CPOC, (iii) the incurrence by the Entrada Entity of Debt, the proceeds of which are to be used to fund the costs and expenses incurred to develop and/or produce its interests in the Entrada Assets pursuant to and in accordance with the CIECO Credit Agreement and the other CIECO Loan Documents, (iv) the granting of Liens on (w) the Entrada Assets, (x) all other assets of the Entrada Entity, (y) the equity interests of the Entrada Entity, and/or (z) any segregated deposit accounts established and maintained by Borrower or any of its Subsidiaries to hold only loan proceeds of such Debt pending disbursement and/or any revenues and proceeds of production or other amounts attributable to the Entrada Assets or the Entrada Entity, in each case to secure such Debt, and (v) the contribution or advance by the Borrower or any of its other Subsidiaries of additional cash or other assets to the Entrada Entity from time to time not to exceed, in the aggregate at any time outstanding, the greater of (x) the aggregate amount of dividends, distributions or repayment of advances made by the Entrada Entity to the Borrower or any of its other Subsidiaries net of any outstanding contributions or advances previously made under this clause (v), and (y) $10,000,000, and (vi) the indemnification of any Person against loss from the failure of the Entrada Entity to comply with, or the guarantee of performance by the Entrada Entity of, certain of its obligations arising under or related to the documents and agreements evidencing or governing its Debt or relating to the development and operations of its assets (other than the obligation of the Entrada Entity to repay the principal and interest of the Debt described in clause (iii) of this definition) by the Borrower or any of its other Subsidiaries in accordance with the terms of the CIECO Loan Documents.”
          (ii) The following new definitions will be added in correct alphabetical order therein as follows:
“CIECO” means CIECO Energy (Entrada) LLC, a Delaware limited liability company.
“CIECO Credit Agreement” means that certain Credit Agreement executed by the Entrada Entity and CIECO in connection with the consummation of the transactions contemplated by the CIECO PSA, as the same may be modified or amended from time to time to the extent permitted herein.
“CIECO Loan Documents” means the CIECO Credit Agreement and all promissory notes, mortgages, security agreements, financing statements, and other documents, agreements and instruments entered into in connection therewith or relating thereto.
“CIECO PSA” means that certain Purchase and Sale Agreement dated as of February 7, 2008 between CPOC and CIECO Energy (US) Ltd., as the same may be from time to time amended, supplemented, restated or otherwise modified and in effect to the extent permitted herein.
“CIECO PSA Documents” means any and all documents, instruments and agreements entered into and/or delivered in connection with or relating to the CIECO PSA and the transactions contemplated thereby as the same may be from time to time amended, supplemented, restated or otherwise modified and in effect to the extent permitted herein.
     (b) Section 9.03(j) of the Credit Agreement is hereby amended in its entirety to read as follows:
“in addition to the contribution, transfer and conveyance of all or a portion of the Entrada Assets to the Entrada Entity, cash investments, loans,

advances, or contribution of assets or property made by the Borrower or any Guarantor in or to the Entrada Entity in an amount not to exceed an aggregate amount equal to that described in clause (v) of the definition of Permitted Entrada Transaction in Section 1.02 of this Agreement; provided that, at the request of the Borrower, Majority Lenders may, in their sole discretion, increase such amount; and”
     (c) Section 9.24 of the Credit Agreement is hereby amended in its entirety as follows:
          “Section 9.24 CIECO Loan Documents.
     (a) The Borrower shall not, and shall cause the Entrada Entity to not, make any optional termination or reduction of the aggregate Commitment (as defined in the CIECO Credit Agreement) other than in accordance with the terms and conditions thereof.
     (b) The Borrower will not amend, supplement or otherwise modify any of the CIECO Loan Documents without the prior written consent of the Administrative Agent and the Majority Banks if the effect of such amendment, supplement or modification would (A) shorten the final maturity date of such Debt or any other scheduled date for the payment of principal, interest or other sums payable in respect of such Debt, (B) increase the maximum principal amount of such Debt to an amount that exceeds $175,000,000, (C) impose rates of interest (other than imposing the default rate as provided for in the CIECO Loan Documents), prepayment charges, premiums, closing fees or other fees or other amounts that are materially greater than the respective amounts thereof in effect immediately prior to such amendment, modification or supplement, or (C) impose any representations, warranties, covenants, conditions, mandatory prepayments, events of default, remedies or other provisions that are materially more restrictive or burdensome than the terms and provisions of the CIECO Loan Documents as in effect on the date hereof.
     (d) The last sentence of Section 8.09(a) of the Credit Agreement is hereby amended and restated, in its entirety, as follows:
     “Notwithstanding the foregoing, (i) none of the Borrower’s or any of its Subsidiaries’ ownership interest in and to Medusa Spar, LLC shall be part of the collateral security for the Obligations and (ii) none of the Borrower’s or any of its Subsidiaries’ ownership in and to (A) the Entrada Field or related equipment, accounts receivable, deposit accounts, contracts, general intangibles or other assets (collectively, the “Entrada Assets”) or (B) any equity interests of the Entrada Entity or any Subsidiary of the Entrada Entity (for so long as the Entrada Entity or such Subsidiary of the Entrada Entity does not own any material or significant asset other than Entrada Assets) shall be collateral security for the Obligations unless the Borrower has notified the Administrative Agent, in writing, that it has elected to include such Entrada Assets or any other assets owned by such Entrada Entity as a portion of the Borrowing Base.”

     (e) Section 8.12(c) of the Credit Agreement is hereby amended and restated, in its entirety, to read as follows:
     “(c) On or before April 11, 2008, the Borrower shall have closed on the purchase and sale agreement, farmout agreement, joint exploration or development or similar agreement referenced in clause (b) above.”
     Section 3. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery and performance of this Amendment are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings, (b) the Liens under the Security Instruments are valid and subsisting and secure the Borrower’s obligations under the Credit Agreement as amended hereby, (c) this Amendment constitutes the legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity, (d) the representations and warranties of the Borrower contained in the Loan Documents are true and correct as of the date hereof, except as otherwise previously disclosed to the Administrative Agent, and (e) no Default or Event of Default has occurred and is continuing as of the date hereof.
     Section 4. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 5. Effectiveness. The Credit Agreement shall be amended as provided in this Amendment on the date first set forth above when:
     (a) the Administrative Agent shall have received this Amendment duly executed by the Borrower, the Majority Lenders and the Administrative Agent thereto; and
     (b) the initial transactions contemplated by the CIECO PSA and the CIECO Credit Agreement shall have been consummated (including, without limitation, the termination of the ML Loan Documents, repayment of all amounts owed by Borrower with respect thereto, and release of all Liens securing the obligations and indebtedness of Borrower thereunder) and the Borrower shall have delivered to the Administrative Agent a copy of the CIECO PSA, the initial material CIECO PSA Documents, the CIECO Credit Agreement and the initial material CIECO Loan Documents, each in form and substance reasonably acceptable to the Administrative Agent and the Majority Lenders.

     Section 6. Choice of Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.
     Section 7. Counterparts. This Amendment may be signed in any number of separate counterparts (including facsimile transmission), all of which when taken together shall be deemed to be an original.
     This written agreement and the Loan Documents, as defined in the Credit Agreement, represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
     There are no unwritten oral agreements between the parties.
[Remainder of this page intentionally left blank. Signature page follows.]

Executed as of the date first written above.

/s/ CALLON PETROLEUM COMPANY

/s/ UNION BANK OF CALIFORNIA, N.A., as Lender and Administrative Agent

/s/ GUARANTY BANK, as Lender and Syndication Agent

/s/ NATIXIS, as Lender

For Purposes of Section 4 Only. GUARANTORS: /s/ CALLON PETROLEUM OPERATING COMPANY

/s/ CALLON OFFSHORE PRODUCTION, INC.

/s/ MISSISSIPPI MARKETING, INC.

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